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                                                                    Exhibit 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Avant! Corporation

We consent to incorporation by reference in the registration statement dated January 16, 1998 on Form S-8 of Avant! Corporation of our report dated January 22, 1997, except as to the second paragraph of Note 11 which is as of March 18, 1997, relating to the consolidated balance sheets of Avant! Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and related schedule, which report appears in the December 31, 1996 Annual Report on Form 10-K of Avant! Corporation.



San Jose, 1998                          /s/ KPMG Peat Marwick LLP
January 16, 1998                        -------------------------------
                                            KPMG Peat Marwick LLP


The Board of Directors
Compass Design Automation, Inc.:

We consent to incorporation by reference in the registration statement dated January 16, 1998 on Form S-8 of Avant! Corporation of our report dated November 18, 1997, relating to the consolidated balance sheet of Compass Design Automation, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended, and related schedule, which report appears in the Form 8-K/A of Avant! Corporation, dated November 25, 1997.

                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                    KPMG Peat Marwick LLP

San Jose, California
January 16, 1998